Exhibit 5.1

Troutman Pepper Hamilton Sanders LLP 600 Peachtree Street NE, Suite 3000 Atlanta, GA 30308-2216 troutman.com

July 2, 2021

Repay Holdings Corporation

3 West Paces Ferry Road, Suite 200

Atlanta, Georgia 30305

Re:	Repay Holdings Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as special counsel to Repay Holdings Corporation, a Delaware corporation (the “Corporation”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Corporation on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed resale of up to 10,051,302 shares (the “Securities”) of the Corporation’s Class A common stock, par value $0.0001 per share (the “Common Stock”). The Securities are to be offered and sold by the selling securityholder listed in the Registration Statement (the “Selling Securityholder”).

The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and may be set forth in supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.

For purposes of the opinions we express below, we have examined the originals or copies, certified or otherwise identified, of (i) the certificate of incorporation and bylaws of the Corporation, each as amended and/or restated to date (the “Charter Documents”); (ii) the Registration Statement and all exhibits thereto, (iii) certain corporate records of the Corporation, including minute books of the Corporation, certificates of public officials and of representatives of the Corporation and (iv) certain statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed is true and correct, (ii) all signatures on all documents examined are genuine and provided by natural persons with legal capacity and authority to execute such documents, (iii) all documents submitted as originals are authentic and all documents submitted as copies conform to the originals of those documents, (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will not have been terminated or rescinded, (v) a Prospectus Supplement, if necessary, will have been prepared and filed with the Commission describing any Securities that are offered, (vi) all Securities will be sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and any applicable Prospectus Supplement, and (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered thereby will have been duly authorized and validly executed and delivered by the Corporation and the other parties thereto.

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We have also assumed that the Corporation will continue to be validly existing and in good standing under the laws of Delaware and will have all requisite power and authority to enable it to execute, deliver and perform its obligations under the Securities and the related documents.

We are, in this opinion, opining only on the General Corporation Law of the State of Delaware. We are not opining as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to matters of municipal law or the laws of any local agencies within any states (including “blue sky” or other state securities laws).

Based upon and subject to the foregoing, we are of the opinion that the Securities have been duly authorized and are legally issued, fully paid and nonassessable.

This opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.

Please note that we are opining only as to matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and, following the effective date of the Registration Statement, we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus and any Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Troutman Pepper Hamilton Sanders LLP